UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 13, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 13, 2017, Real Industry, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2016. A copy of the Company’s March 13, 2017 press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Exhibit 99.1 contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in Exhibit 99.1. Further, Exhibit 99.1 contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 7.01 Regulation FD Disclosure.

On March 14, 2017, the Company’s North American operating subsidiary, Real Alloy Holding, Inc. (“Real Alloy”), together with certain of its U.S. and Canadian subsidiaries, executed a Revolving Credit Agreement (the “ABL Agreement”) with Bank of America, N.A. that provides Real Alloy with a new $110 million senior secured revolving asset-based credit facility (“ABL Facility”). The ABL Facility will terminate on the earlier of March 14, 2022 or 90 days prior to the earlier of the maturity date for the Real Alloy 10% Senior Secured Notes (January 15, 2019) or the maturity date for the Company’s preferred stock (March 22, 2020), unless such maturity dates are extended. Concurrent with entry into the ABL Agreement, Real Alloy has terminated its existing $110 million Revolving Credit Agreement with Wells Fargo Bank, N.A., dated February 27, 2015, as amended (the “Existing Facility”).

The ABL Agreement is intended to provide Real Alloy with additional borrowing capacity, based principally on the accounts receivable of Real Alloy’s Mexican operations, as well as improved advance rates and more flexible operational, intercompany and transactional covenants. In addition, the ABL Facility is comprised of a U.S. sub-facility and Canadian sub-facility. The borrowing base under the ABL Facility will be determined based on eligible accounts receivable and eligible inventory of the Real Alloy business in the United States (in the case of the US sub-facility) and eligible accounts receivable and eligible inventory of the Real Alloy business in Canada (in the case of the Canadian sub-facility). The proceeds of the ABL Facility will be used for Real Alloy’s working capital and general corporate purposes.

The Company will file a Current Report on Form 8-K with the SEC no later than March 20, 2017, which will disclose the material terms of the ABL Agreement and termination of the Existing Facility.

On March 14, 2017, the Company updated its investor presentation deck on its corporate website, www.realindustryinc.com. The presentation deck is attached hereto as Exhibit 99.2.

The information set forth in Item 2.02 above and in Exhibit 99.1 to this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and in Exhibit 99.2 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Real Industry, Inc. Earnings Press Release dated March 13, 2017.
99.2	Real Industry, Inc. Investor Presentation Deck dated March 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: March 14, 2017	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Real Industry, Inc. Earnings Press Release dated March 13, 2017.
99.2	Real Industry, Inc. Investor Presentation Deck dated March 14, 2017.